Exhibit 99.2

Gorilla Appoints New Chief Innovation Officer to Drive Innovation and Its Technology Strategy

Taipei, Taiwan, March 14, 2022 (GLOBE NEWSWIRE) – Gorilla Technology Group Inc. (“Gorilla”), a global leader in edge artificial intelligence (“Edge AI”) headquartered in Taiwan, is proud to announce the appointment of Dr. Rajesh Natarajan, as its Chief Innovation Officer. Having spent over 27 years in the technology space helping start-ups, medium-to-large enterprises and global technology giants, including Microsoft and IBM, Dr. Natarajan’s expertise is in analysing competitive landscapes, framing and prioritizing customer challenges, driving product strategies, and leading global teams to build end-to-end solutions that maximize growth and profitability.

Tomoyuki Nii, Chairman of Gorilla, commented: “Raj has extensive experience in growing and managing technical teams in fast-moving innovative environments and commercialising new technologies across a range of high growth tech sectors and applications. He is joining us at a time of anticipated growth, change and global expansion. Raj will be instrumental in adapting Gorilla’s technology in innovative ways to address specific customer needs in an expanding list of target industries. As our Chief Innovation Officer, he will help to shape and direct our future, strengthen our ability to solve complex business problems, so that we can innovate and continue to deliver best-in-class services. The decision to expand our presence into the U.S. and Europe is the next logical step in our business growth strategy. And, as a part of our international expansion strategy, we intend to explore adding a regional headquarters in Europe and an office presence in a strategic U.S. city.”

Dr. Natarajan stated, “I am delighted to join the other members of the management team in ushering this 800-pound Gorilla to the next level of growth and success. With the accelerated growth of artificial intelligence, the fusion of edge computing and AI presents tremendous growth potential that is only limited by our imagination and creativity. The digitally connected world and adoption of IoT, is forcing companies to increasingly roll-out smarter AI solutions at the edge. Gorilla’s technology stack is designed to help these companies implement strategies that gain real-time insights at the edge. Edge AI is the future, and I want to help build that future!”

About Gorilla Technologies Group Inc.

Gorilla, headquartered in Taipei, Taiwan, is a global leader in security intelligence, network intelligence, business intelligence and IoT technology. Gorilla develops a wide range of solutions including Smart Cities, Smart Retail, Enterprise Security, and Smart Media. In addition, Gorilla provides a complete Security Convergence Platform to government institutions, Telecom companies and private enterprises with network surveillance and cyber security.

Gorilla places an emphasis on offering leading technology, expert service, and precise delivery, and ensuring top-of-the-line, intelligent and strong Edge AI solutions that enable clients to improve operational performance and efficiency. With continuous core technology development, Gorilla will deliver Edge AI solutions to managed service providers, distributors, system integrators, and hardware manufacturers.

About Global SPAC Partners Co.

Global SPAC Partners Co. (Nasdaq: “GLSPU” for units, “GLSPT” for subunits and “GLSPW” for warrants) (“Global”) is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses globally. Global is led by Chairman Jay Chandan, Chief Executive Officer, Bryant B Edwards, Chief Operating Officer & President Stephen N. Cannon, Chief Financial Officer Long Long.

Important Information and Where to Find It

This press release relates to proposed transactions between Global and Gorilla (the “Transactions”), as contemplated by a definitive Business Combination Agreement, dated as of December 21, 2021 (the “Business Combination Agreement”). This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the Transactions described herein, Gorilla has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form F-4, which includes a preliminary proxy statement of Global, and a prospectus of Gorilla in connection with the proposed Transactions. The definitive proxy statement and other relevant documents will be mailed to Global security holders as of a record date to be established for voting on the Business Combination Agreement and the Transactions. Investors and security holders of Global and other interested persons are advised to read the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with Global’s solicitation of proxies for the special meeting of Global shareholders to be held to approve the Business Combination Agreement and the Transactions because these documents will contain important information about Global, Gorilla, the Business Combination Agreement and the Transactions. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Transactions (when they become available), and any other documents filed by Global with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to Global at: 2093 Philadelphia Pike #1968, Claymont, DE 19703.

Forward-Looking Statements

This press release contains, and certain oral statements made by representatives of Global and Gorilla and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Global’s and Gorilla’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Global’s and Gorilla’s expectations with respect to future performance and anticipated financial impacts of the Transactions contemplated by the Business Combination Agreement, the satisfaction of the closing conditions to the Transactions and the timing of the completion of the Transactions. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside of the control of Global or Gorilla and are difficult to predict. Factors that may cause such differences include but are not limited to: (i) the inability of the parties to successfully or timely consummate the Transactions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the post-Transactions company (the “Company”) or the expected benefits of the Transactions, if not obtained; (ii) the failure to realize the anticipated benefits of the Transactions; (iii) matters discovered by the parties as they complete their respective due diligence investigation of the other parties; (iv) the ability of Global prior to the Transactions, and the Company following the Transactions, to maintain the listing of the Company’s shares on Nasdaq; (v) costs related to the Transactions; (vi) the lack of a third-party fairness opinion in determining whether or not to pursue the proposed Transactions; (vii) the failure to satisfy the conditions to the consummation of the Transactions, including the approval of the Business Combination Agreement by the shareholders of Global and the satisfaction of the minimum cash requirements of the Business Combination Agreement following any redemptions by Global’s public shareholders; (viii) the risk that the Transactions may not be completed by the stated deadline and the potential failure to obtain an extension of the stated deadline; (ix) the outcome of any legal proceedings that may be instituted against Global or Gorilla related to the Transactions; (x) the attraction and retention of qualified directors, officers, employees and key personnel of Global and Gorilla prior to the Transactions, and the Company following the Transactions; (xi) the ability of the Company to compete effectively in a highly competitive market; (xii) the ability to protect and enhance Gorilla’s corporate reputation and brand; (xiii) the impact from future regulatory, judicial, and legislative changes in Gorilla’s or the Company’s industry; (xiv) the uncertain effects of the COVID-19 pandemic and geopolitical developments; (xv) competition from larger technology companies that have greater resources, technology, relationships and/or expertise; (xvi) future financial performance of the Company following the Transactions, including the ability of future revenues to meet projected annual bookings; (xvii) the ability of the Company to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; (xviii) the ability of the Company to generate sufficient revenue from each of its revenue streams; (xix) the ability of the Company’s patents and patent applications to protect the Company’s core technologies from competitors; (xx) the Company’s ability to manage a complex set of marketing relationships and realize projected revenues from subscriptions, advertisements; (xxi) product sales and/or services; (xxii) the Company’s ability to execute its business plans and strategy, including potential expansion into new geographic regions; and (xxiii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Global or Gorilla. The foregoing list of factors is not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Global and Gorilla undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Participants in the Solicitation

Gorilla, Global and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Global securities in respect of the proposed Transactions. Information about Global’s directors and executive officers and their ownership of Global’s securities is set forth in Global’s filings with the SEC. Additional information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed Transactions when it becomes available. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed Transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts

Gorilla Technology Group Inc.

Stardi Yen
+886 2 7720 7889
Investor-relations@gorilla-technology.com

Global SPAC Partners Co.

Peter Wright, Intro-Act
(617) 454-1088
GlobalSPAC@intro-act.com